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                                                                EXHIBIT 99(a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                         CONTINUUS SOFTWARE CORPORATION

                                       TO

                        RAINDROP ACQUISITION CORPORATION

                          A WHOLLY OWNED SUBSIDIARY OF

                                  TELELOGIC AB
                   (Not to be used for signature guarantees)

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 28, 2000, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or if time will not permit all required documents to reach Wells Fargo Shareowner Services (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

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

                 By Mail:                            By Overnight Courier:                             By Hand:
     Wells Fargo Shareowner Services            Wells Fargo Shareowner Services            Wells Fargo Shareowner Services
              P.O. Box 64858                    Attn: Reorganization Department               161 North Concord Exchange
         St. Paul, MN 55164-0858                   161 North Concord Exchange                  South St. Paul, MN 55075
                                                    South St. Paul, MN 55075
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          By Facsimile Transmission: (for eligible institutions only)
                                 (651) 450-4163
                        Confirm Facsimile By Telephone:
                                 (800) 468-9716

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     This Notice of Guaranteed Delivery to the depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter to Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

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Ladies and Gentlemen:

     The undersigned hereby tenders to Raindrop Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Telelogic AB, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 30, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.001 per share (the "Shares"), of Continuus Software Corporation, a Delaware corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered:                             -------------------------

Certificate No(s) (if available):

---------------------------------------------------------

---------------------------------------------------------

[ ] Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

---------------------------------------------------------

Account No.:                          ------------------------------------------

Dated:
------------------------------------------,                                 2000
SIGN HERE

Name(s) of Record Holder(s)

---------------------------------------------------------

---------------------------------------------------------
                                 (PLEASE PRINT)

Address(es):                          ------------------------------------------

---------------------------------------------------------

---------------------------------------------------------
                                   (ZIP CODE)

Area Code and Telephone No(s):

---------------------------------------------------------

Signature(s)                          ------------------------------------------

---------------------------------------------------------

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                                   GUARANTEE
                    (Not to be used for signature guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary the certificates evidencing all tendered Shares in proper form for transfer together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

---------------------------------------------------------
                                  Name of Firm

---------------------------------------------------------
                                    Address

---------------------------------------------------------

---------------------------------------------------------
                                    Zip Code

Area Code and
Tel. No.                         -----------------------------------------------
---------------------------------------------------------
                             (Authorized Signature)

---------------------------------------------------------
                                     Title

---------------------------------------------------------
                                      Name

---------------------------------------------------------

Date:
--------------------------------------------,                               2000
                             (Please type or print)

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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